EXHIBIT 99.1

Crixus BH3 Acquisition Company

819 NE 2nd Avenue, Suite 500

Fort Lauderdale, Florida 33304

November 25, 2022

Ladies and Gentlemen:

Reference is made to the definitive proxy statement filed by Crixus BH3 Acquisition Company (the “Company”) with the Securities and Exchange Commission (“SEC”) on November 10, 2022 (as may be amended, the “Proxy Statement”), pursuant to which the Company advised its stockholders that it intends to hold a special meeting in lieu of 2022 annual meeting of stockholders on December 7, 2022 (the “Special Meeting”) to consider and vote upon, among other proposals, the Charter Amendment Proposal (as defined in the Proxy Statement) and the Trust Amendment Proposal (as defined in the Proxy Statement). Capitalized terms used herein without definition shall have the respective meanings set forth in the Proxy Statement.

By countersigning this voting and redemption agreement (“Agreement”), you hereby (i) agree to (x) vote (or cause to be voted) the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), set forth next to your name on the signature page hereto (the “Shares”) in favor of the Charter Amendment Proposal and the Trust Amendment Proposal (to the extent that the Charter Amendment Proposal and the Trust Amendment Proposal are submitted to a vote of stockholders at the Special Meeting) and (y) not elect to have the Company redeem (and therefore not transfer to the Company) more than 60% of the Shares (provided that, if the number of shares of Common Stock elected to be redeemed by you pursuant to the terms of this Agreement would cause you (together with any of your affiliates and any other persons whom the Company has been informed in writing are acting together as a “group” that includes you (as such term is defined in Rule 13d-5 under the Exchange Act of 1934, as amended (the “Exchange Act”)) to beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) more than 9.99% of the shares of Common Stock outstanding after giving effect to all redemptions of shares of Class A Common Stock in connection with the approval of the Charter Amendment Proposal, you hereby authorize the Company to redeem, and the Company agrees that you will automatically, and without further action, be deemed to have elected to redeem in connection with the Charter Amendment Proposal, such additional number of the Shares such that you will beneficially own 9.99% or less of the shares of Common Stock outstanding after giving effect to all redemptions of shares of Class A Common Stock in connection with the approval of the Charter Amendment Proposal) (“Compliance Threshold”) and (ii) acknowledge that the Company, in order to adhere to the Compliance Threshold, may accept a Minimum Trust Balance less than $75.0 million and/or greater than $100.0 million.

In order to induce you to enter into this Agreement, the Company hereby represents and warrants to you that, substantially concurrently with the execution of this Agreement, (i) the Company has entered into separate agreements with each of its other “anchor investors” in respect of the voting and redemption of their shares of Common Stock on substantially the same terms and conditions as those set forth in this Agreement (each such other agreement, an “Other Agreement”), which

Other Agreements will remain in effect through and including the Special Meeting, (ii) no consideration, cash or otherwise, is being offered or made available to any such other “anchor investor” in connection with the execution of any Other Agreement, unless the same shall have been offered to you on the same terms and in the same time period, and (iii) the material terms of the Other Agreements are no more favorable to such other “anchor investors” thereunder than the terms of this Agreement are with respect to you. The Company agrees to notify you promptly if, to its knowledge, any of the foregoing representations and warranties are or become not true and correct in all respects through the time of the Special Meeting. Notwithstanding anything herein to the contrary, to the extent that any of the Company’s representations and warranties in this paragraph are not true and correct in all respects, the Company acknowledges and agrees that your obligations hereunder shall automatically and immediately terminate.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same document. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature Pages Follow]

Very truly yours,

CRIXUS BH3 ACQUISITION COMPANY

By:
Name:
Title:

[Signature Page to Voting Agreement]

Acknowledged and Agreed:

[NAME OF ANCHOR INVESTOR]

By:
Name:
Title:

Number of Shares:

[Signature Page to Voting Agreement]